UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 23, 2020

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the captions “Restructuring Support Agreement” and “Backstop Commitment Letter for the DIP Term Facility” is hereby incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On July 23, 2020 (the “Petition Date”), Ascena Retail Group, Inc. (the “Company” or “Ascena”) and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption In re: Ascena Retail Group, Inc., et al.

The Debtors have filed the Chapter 11 Cases to implement the terms of a Restructuring Support Agreement, dated July 23, 2020 (together with all exhibits and schedules thereto, the “RSA”), by and among the Company and certain of its subsidiaries (each, a “Company Party” and collectively, the “Company Parties”) and members of an ad hoc group of lenders (the “Consenting Stakeholders”) under the Term Credit Agreement, dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Term Credit Agreement”), among the Company, AnnTaylor Retail, Inc., the lenders party thereto (the “Prepetition Term Lenders”) and Goldman Sachs Bank USA, as administrative agent. The Consenting Stakeholders hold approximately 68% of the borrowings under the Prepetition Term Credit Agreement as of the Petition Date.

The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Debtors have filed with the Bankruptcy Court a variety of “first day” motions seeking approval from the Bankruptcy Court for various forms of customary relief to allow the Company to meet necessary obligations and fulfill its duties during the restructuring process, including authority to continue payment of employee wages and benefits, honor certain customer and vendor commitments and otherwise manage its day-to-day operations in the ordinary course. Bankruptcy Court filings and information related to the Chapter 11 Cases are available at: http://cases.primeclerk.com/ascena.

Restructuring Support Agreement

On July 23, 2020, prior to commencement of the Chapter 11 Cases, the Company Parties and the Consenting Stakeholders entered into the RSA. Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

The RSA contemplates a restructuring process, to be implemented through voluntary cases under chapter 11 of the Bankruptcy Code, that is expected to significantly reduce the Debtors’ debt and provide increased financial flexibility to enable the Company to continue its focus on generating profitable growth and driving value for customers and stakeholders. Specifically, the RSA provides:

•	the substantial equitization of the senior secured term loans outstanding under the Prepetition Term Credit Agreement;
•	a fully backstopped capital injection of $150.0 million in new money financing pursuant to a backstop commitment letter (together with all exhibits and schedules thereto, the “Backstop Commitment Letter”) on the terms described in more detail below;
•	each Consenting Stakeholder will receive (i) its pro rata share (based on such party’s holdings of loans under the First Out Exit Term Facility (as defined below)) of 44.9% of the equity in reorganized Ascena and (ii) its pro rata share (based on such party’s Backstop Percentage) of an amount of equity in reorganized Ascena equal to $7.5 million (the “Backstop Equity Premium”), in each case subject to dilution from the Management Incentive Plan;

•	all Prepetition Term Lenders will receive their pro rata share of 55.1% of the equity in reorganized Ascena less the percentage of such equity distributed as the Backstop Equity Premium, subject to dilution from the Management Incentive Plan, and $88.2 million in new loans under the Last Out Exit Term Facility (as defined below);
•	holders of general unsecured claims will receive their pro rata share of $500,000, provided that holders of general unsecured claims vote as a class to accept the Company’s chapter 11 plan; and
•	existing common equity in the Company will be cancelled.

The RSA may be terminated by the Consenting Stakeholders upon the occurrence of certain events set forth therein, including the Bankruptcy Court not having entered the DIP Financing Order on a final basis by the date that is 35 days after the Petition Date, the Bankruptcy Court not having entered the Confirmation Order by the date that is 110 days after the Petition Date, the Plan Effective Date not having occurred by the date that is 130 days after the Petition Date and the DIP ABL Facility (as applicable) being terminated and accelerated in accordance with its terms. A Company Party may also terminate the RSA upon the occurrence of certain events set forth therein, including in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the transactions described therein would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all. In particular, the transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions.

As a condition to the Consenting Stakeholders entering into the RSA, AnnTaylor Loft GP Lux S.à r.l. and AnnTaylor Loft Borrower Lux SCS, each of which are wholly owned indirect subsidiaries of the Company (the “LuxCos”), entered into a Conditional Assignment Agreement, dated July 23, 2020 (the “Conditional Assignment Agreement”), with Alter Domus (US) LLC, in its capacity as incremental collateral agent (the “Agent”) on behalf of the Consenting Stakeholders and each of the other secured parties under the Prepetition Term Credit Agreement. Pursuant to the Conditional Assignment Agreement, upon the occurrence of a “Trigger Event,” the LuxCos have agreed to irrevocably transfer to the Agent all of their respective personal property and other assets, including intellectual property, and trademark rights, and the Agent has agreed to grant Annco, Inc., an indirect subsidiary of the Company, a license to continue to use such trademark rights. A “Trigger Event” under the Conditional Assignment Agreement includes the occurrence of any of following: (i) any Company Party or either of the LuxCos failing to perform or observe certain provisions set forth in the RSA, the Backstop Commitment Letter, the DIP Term Credit Agreement (as defined below) or the Conditional Assignment Agreement, which, in each case, is both adverse to the interests of the Consenting Stakeholders and remains uncured for ten business days after notice is provided to the Company Parties as set forth therein, (ii) a Consenting Stakeholder Termination Event (as defined in the RSA) and termination of the RSA in accordance with the terms thereof, (iii) an acceleration of the obligations arising under the DIP Term Credit Agreement in accordance with such agreement or (iv) a Change of Control (as defined in the Conditional Assignment Agreement).

The foregoing description of the RSA and the Conditional Assignment Agreement is not complete and is qualified in its entirety by reference to the RSA and the Conditional Assignment Agreement, which will be filed as exhibits to an amendment to this Current Report on Form 8-K and are hereby incorporated by reference in this Item 1.03.

Backstop Commitment Letter for the DIP Term Facility

On July 23, 2020, prior to commencement of the Chapter 11 Cases and as contemplated by the RSA, the Company entered into the Backstop Commitment Letter with certain of the Consenting Stakeholders or their affiliates (the “Backstop Parties”) pursuant to which the Backstop Parties have committed to provide the Company with a superpriority senior secured debtor-in-possession term loan credit facility of up to $311.8 million in the aggregate (the “DIP Term Facility” and the governing credit agreement, the “DIP Term Credit Agreement”) consisting of (i) up to $150.0 million in new money term loans (the “New Money DIP Loans”) and (ii) up to $161.8 million of certain prepetition term loan obligations that will be rolled into the DIP Term Facility (the “Roll-Up DIP Loans” and, together with the New Money DIP Loans, the “DIP Term Loans”), on the terms and conditions set forth therein, including the approval of the Bankruptcy Court, which has not been obtained at this time. The proceeds of the New Money DIP Loans may be used, among other things, to pay certain costs, fees and expenses related to the Chapter 11 Cases and to prepay or repay up to $50.0 million of borrowings under the ABL Credit Agreement (to the extent applicable and as defined in the DIP Term Credit Agreement), in all cases, subject to the terms of the DIP Term Credit Agreement.

Loans under the DIP Term Facility will bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate (which is subject to a floor of 2.00%) plus 10.75% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 1.00%) plus 11.75%. Upon the occurrence and during the continuance of an event of default under the DIP Term Facility, the Company will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

Each of the Prepetition Term Lenders, including the Backstop Parties, will have the right to participate its ratable share of 50% of the DIP Term Facility and the Exit Term Facility (as defined below). Pursuant to the Backstop Commitment Letter, the Backstop Parties will provide 50% of the DIP Term Loans and loans under the First Out Exit Term Facility and provide any DIP Term Loans and loans under the First Out Exit Term Facility not provided by other Prepetition Term Lenders (the “Backstop Commitments”). As consideration for the Backstop Commitments and other agreements of the Backstop Parties under the Backstop Commitment Letter and under the RSA, the Company will pay the Backstop Parties a cash premium equal to $7.5 million in the aggregate upon the funding of the New Money DIP Loans. If the RSA is terminated prior to the funding of the DIP Term Facility, the Company will pay the Backstop Parties a cash premium equal to $7.5 million in the aggregate on the RSA termination date. The Backstop Commitment Letter and the Backstop Commitments will terminate upon the occurrence of certain events set forth therein, including the termination of the RSA.

The DIP Term Facility will convert (the “Conversion”) on a dollar-for-dollar basis into first out term loans (the “First Out Exit Term Facility”) upon the satisfaction of certain conditions set forth in the Backstop Commitment Letter, the DIP Term Credit Agreement and the exit facility term sheet attached to the Backstop Commitment Letter, including the Plan Effective Date (as defined in the RSA) having occurred. Also upon the satisfaction of such conditions, the Prepetition Term Lenders, including holders of DIP Term Loans, will receive their pro rata share of $88.2 million of last out term loans (the “Last Out Exit Term Facility” and, together with the First Out Exit Term Facility, the “Exit Term Facility”).

If, after the DIP Term Facility has been funded, the Conversion does not occur, the DIP Term Loans will be repaid in cash on their stated maturity, which will be six months after the effective date of the DIP Term Credit Agreement, subject to earlier termination upon the occurrence of certain events specified in the DIP Term Credit Agreement, which includes dismissal of the Chapter 11 Cases or a sale of all or substantially all of the Debtors’ assets. In addition, in such case, or upon the Debtors selling all or substantially all of their assets, the Company will pay the DIP Term Loan lenders a cash premium equal to 11.23% of the DIP Term Loans so repaid on the date on which the DIP Term Loans are repaid in full. Also in such event, as discussed above, pursuant to the Backstop Commitment Letter, the Company will pay the Backstop Parties a cash premium equal to $7.5 million in the aggregate on the RSA termination date.

The foregoing description of the Backstop Commitment Letter, the proposed DIP Term Facility and the proposed Exit Term Facility does not purport to be complete and is qualified in its entirety by reference to the Backstop Commitment Letter, which will be filed as an exhibit to an amendment to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 1.03, and to the credit agreements governing such facilities, as may be approved by the Bankruptcy Court.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the Prepetition Term Credit Agreement and the Amended and Restated Credit Agreement, dated as of January 3, 2011, as further amended and restated as of February 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition ABL Credit Agreement”), each of which provide that as a result of the Chapter 11 Cases, the principal then outstanding, together with accrued interest thereon and all fees and other obligations accrued thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Prepetition Term Loan Credit Agreement or the Prepetition ABL Credit Agreement are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect thereof are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on July 23, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively and as amended from time to time, the “NDAs”) with the Consenting Stakeholders. Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of the Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claims agent, Prime Clerk, at http://www.cases.primeclerk.com/ascena. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Item 8.01	Other Events.

The Company cautions that trading in its securities, including its common stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued July 23, 2020.
99.2	Cleansing Material.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary” or “range,” or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the novel coronavirus pandemic (including any resurgence) and actions the Company has taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; and changes in U.S. trade policies and trade restrictions. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2019 and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. The Company does not undertake to publicly update or review its forward-looking statements, even if experience or future changes make it clear that the projected results expressed or implied will not be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: July 23, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)